Exhibit 10.11

HAMILTON INSURANCE GROUP, LTD.
VALUE APPRECIATION POOL
AWARD AGREEMENT
The Hamilton Insurance Group, Ltd. Value Appreciation Pool - Your Award
I am pleased to inform you that you have been granted an Award under the Hamilton Insurance Group, Ltd. Value Appreciation Pool (the "VAP").
Your Award was granted on XXX, or the first day of your employment, if later, and comprises a fixed number of units which form part of the VAP.
The number of VAP units you have been granted is XXX.
Your Award is subject to the terms of the VAP as specified in the Hamilton VAP Rules (see attached). Unless otherwise defined herein, the capitalised terms below shall have the meaning given to them in the VAP Rules.
Your Award gives you the right to a payment in cash, shares or a combination of both (as determined by the Board) equal to the value of the units on the date your award is triggered. In the normal course of events, the first 50% of your Award will vest (i.e. you will become entitled to receive a payment in cash, shares, or a combination of both) on the first anniversary of a Trigger Event (an IPO, a Change in Control or a Major Sale) and the second 50% of your Award will vest one year after the first vesting date. If a Trigger Event has not occurred by 31 December 2025, the first 50% of your Award will vest on that date, and the second 50% of your Award will vest one year later.
If you leave the Group before any part of your Award has vested your Award will ordinarily be forfeited. Exceptionally, if you leave before a Trigger Event due to retirement, disability evidenced to the satisfaction of the Board, or if you die in service, then your Award will vest early.

DECLARATION
1.I understand that this Declaration will apply to the Award granted to me under the VAP.
2.I am aware that the VAP Rules have been made available to me.
3.I agree to be bound by the VAP Rules as amended from time to time.
4.I confirm, understand and agree that:
(a)the fact that I have received an Award under the VAP does not give me any right to receive further Awards under the VAP;
(b)on cessation of employment with the Group, my Award will lapse (save in specific circumstances);
(c)in circumstances where my Award may vest following cessation of employment, the extent of vesting may be less than would have been the case had such employment continued;
(d)my participation in, and the operation of, the VAP will not form part of or affect my contract of employment or my employment relationship nor will it give me the right to continued employment;
(e)specific provisions are included in the VAP Rules under which I waive any claims to compensation in respect of the VAP when I leave employment; and
(f)benefits under the VAP do not constitute pensionable earnings or remuneration.
I agree that any personal data I supply in relation to my Award may be transferred and/or processed for any purpose relating to the operation of the VAP by Hamilton Insurance Group, Ltd. and any other relevant third parties acting on their behalf.

Signed

Full Name

THE HAMILTON INSURANCE GROUP, LTD. VALUE APPRECIATION POOL RULES
Adopted by the Board of Directors on 18 September 2020
Amended with effect from 10 March 2023
The Plan is a discretionary benefit offered by Hamilton for the benefit of employees of the Hamilton Insurance Group, Ltd., and its Subsidiaries.
Any cash or shares received under the Plan is not part of salary for any purpose except to any extent required by applicable law.
The Board (as defined herein) of Hamilton Insurance Group, Ltd. shall have the right to decide, at its sole discretion, whether or not awards will be granted under the Plan and to which employees those awards will be granted.

1.DEFINITIONS AND INTERPRETATION
1.1In the Plan, unless the context otherwise requires:
"Award" means a number of Units which form part of the Value Appreciation Pool;
“Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to an Award of Units to a Participant;
"Board" means the board of directors of the Company or a duly authorised committee of the Board or a duly authorised person;
"Book Value" means the book value of the Company and its subsidiaries on a consolidated basis, calculated in accordance with US GAAP as at the relevant measurement date. For the avoidance of doubt, unless otherwise stated in these Rules, the “relevant measurement date” for determining the Book Value means:
(a)with respect to an Award that Vests on the Early Vesting Date before a Trigger Event, the Early Vesting Date;
(b)with respect to an Award that Vests on the Early Vesting Date but following a Trigger Event, the Trigger Event Date;
(c)with respect to an Award that Vests following a Trigger Event, the Trigger Event Date; and
(d)with respect to an Award that Vests on the Deemed Trigger Event Date, the Deemed Trigger Event Date;
"Cause" means (i) if a Participant is a party to an employment or consulting or similar agreement with the Group and such agreement provides for a definition of Cause, the definition therein contained, or (ii) if no such agreement exists, it shall mean any of the following acts or occurrences as determined by the Company: (1) a Participant's indictment of or charge with respect to, conviction of, or pleading guilty or nolo contendere to a felony or equivalent offense or crime (other than a minor road traffic offense or other non-material offense not subject to a custodial sentence), (2) a Participant's gross negligence or wilful misconduct in connection with such Participant's employment that causes or is likely to cause significant loss or damage to the Group, (3) a Participant's conduct that constitutes fraud, material misrepresentation or embezzlement, (4) a Participant's material breach of any agreement with the Group, or breach of any policy or procedure of the Group which, in the case of a non-recurring breach capable of being cured, remains uncured after five (5) days following notice by the Board or the Company's Chief Executive Officer of such breach, (5) a Participant's habitual use of alcohol or illegal use of drugs (including narcotics) that materially impairs or is reasonably likely to materially impair a Participant's ability to perform Participant's duties and responsibilities for the Group, (6) a Participant's continued failure to substantially and/or satisfactorily perform Participant's duties and responsibilities, which failure remains uncured after five (5) days following notice by the Board or the Company's Chief Executive Officer of such failure, and/or (7) a Participant being the subject of a complaint or charge by a governmental agency, rating agency or self-regulatory organization for an alleged violation of any statute or regulation which has or is reasonably likely to have an adverse impact on the reputation and standing in the community of the Group;
"Change in Control" means the consummation of any transaction, or series of related transactions (i) involving a merger, amalgamation, reorganization, consolidation, scheme of arrangement, exchange or other business combination transaction involving the Company or any material Subsidiary by which the Participant is then employed, which results in any Person or group of related Persons or their Permitted Transferees, as defined in the Shareholders Agreement (other than Persons who are also either (A) existing shareholders of the Company as of the date of such transaction or (B) Subsidiaries of the Company as of the date of such transaction) acquiring more than fifty percent (50%) of the issued and outstanding shares of the Company or (ii) involving the sale or disposition of all or substantially all of the common stock of any material Subsidiary of the Company by which the Participant is then employed, other than (A) a sale or disposition to another Subsidiary of the Company or (B) a sale or disposition immediately following which the securities of such material Subsidiary outstanding immediately prior to such transaction representing more than fifty percent (50%) of the combined voting power of the voting securities of the entity to which the material Subsidiary is sold or disposed continue to be held by the Company or its direct or indirect Subsidiaries, or (iii) involving a disposition or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis;
"Code" means the United States Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance;
"Company" means Hamilton Insurance Group, Ltd., a Bermuda exempted company;
“Deemed Trigger Event” means, if a Trigger Event has not occurred on or prior to 31 December 2025 then the “Deemed Trigger Event Date” shall be 31 December 2025;
"Disability" means, (i) if a Participant is a party to an employment or consulting or similar agreement with the Group and such agreement provides for a definition of Disability, the definition therein contained, or (ii) if no such agreement exists, it shall mean that the Participant has been unable to perform the duties and responsibilities required of the Participant hereunder due to a physical and/or mental disability for a period of more than 90 days, whether or not consecutive, during any one (1) year period; provided that any such periods may be extended at the sole discretion of the Board;
"Early Vesting Date" means the date on which an Award Vests due to a Participant ceasing to be employed as a result of their death in service, Disability or Retirement before the Trigger Event Date;
"Fair Market Value" means
(a)for the purposes of the Goodwill Base Value the Fair Market Value of the Company on 30 November 2020 as approved by the Board;
(b)in relation to a Trigger Event which is an IPO, the 30 day average closing share price of the shares of the Company then listed on a national exchange or quotation system, or, if such shares are listed on (or quoted in) more than one such exchange (or quotation system), the closing sale price of the shares on the principal exchange (or quotation system) on which such shares are then traded, for the first thirty trading days immediately following the date of the IPO;
(c)in relation to a Trigger Event which is a Major Sale or a Change in Control the Fair Market Value of the Company determined on the basis of the transaction price to the selling shareholders for the Major Sale, or the transaction price (or the last transaction price in a series of transactions) that leads to a Change in Control;
(d)in relation to an Award that Vests on the Early Vesting Date the prevailing Fair Market Value of the Company on the Early Vesting Date as determined by the Board, absent any liquidity discount as private company;

(e)in relation to a Deemed Trigger Event the Fair Market Value of the Company on 31 December 2025 absent any liquidity discount as a private company as approved by the Board;
“Good Leaver” means the Participants identified in rule 8.1 (Good Leavers before a Trigger Event Date)
"Goodwill Base Value" means Fair Market Value less Book Value on 30 November 2020, as agreed by the Board;
"Goodwill End Value" means Fair Market Value less Book Value at the relevant measurement date as agreed by the Board and subject to application of the Underpin;
"Goodwill Growth Value" means Goodwill End Value less the Goodwill Base Value as determined at the relevant measurement date;
"Group" means the Company and any Subsidiary of the Company;
"IPO" means a firm commitment underwritten public offering of shares of the Company (or the shares of any successor company), which occurs on or after 1 January 2023, for cash pursuant to which there is established a listing on a United States national securities exchange or another exchange with comparable liquidity with aggregate gross proceeds of at least $100,000,000;
"Major Sale" means a transaction (which does not amount to a Change in Control) which occurs on or after 1 January 2023 under which 25% or more of the Company is sold by its existing shareholders to a third party unaffiliated with the Group or any of the existing shareholders;
"Non-Compete Agreement” means an agreement between the Group and a Participant whereby the Participant agrees that they will not enter into competition with, or work for a company that is in competition with, the Group for a period ending on the date of payment in respect of the Award or part of the Award that Vests on the Early Vesting Date, or, in the case of Redundancy, the second Normal Vesting Date;
"Normal Vesting Date" means the date on which an Award Vests under Rule 5.1 (Timing of Vesting: Normal Vesting Date);
"Participant" means a person who holds an Award including their personal representatives;
"Person" means an individual, company, corporation, partnership, trust, joint venture, limited liability company, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof;
“Plan” means the Hamilton Insurance Group, Ltd. Value Appreciation Pool;
“Plan Commencement Date” means 1 December 2020;
“Pro Rata Reference Date” means the later of 1 December 2020 and the Participant’s first day of employment with the Group;
“Redundancy” means where an employee ceases to be employed by the Group after, and solely as a direct result of, a Trigger Event and not for any other reason;
"Retirement" means ceasing to be employed by the Group where:
(a)the Participant has provided notice of retirement to the Group according to the terms of their employment contract (or such shorter period as the Board may, in its absolute discretion determine) and such notice has been accepted; and

(b)the Participant signs a valid Non-Compete Agreement in such form as determined by the Board;
"Rule" means a rule of the Plan;
“Shareholders Agreement" means the Shareholders Agreement of the Company, as amended from time to time;
"Subsidiary" means a body corporate which is a 50% or greater subsidiary of the Company;
"Tax Liability" means any amount of tax or social security contributions for which a Participant would or may be liable and for which the Group or any former member of the Group would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant authority;
“Trigger Event” means an IPO, a Change in Control, or a Major Sale;
“Trigger Event Date” means the date on which the Trigger Event occurs;
“Underpin” means where the price-to-book ratio of the Company on the Trigger Event Date is less than 1.15, the amount of the Award Value will be calculated by applying a price-to-book ratio of 1.15 to the Book Value on the Trigger Event Date in order to provide for a minimum payment in respect of an Award;
“Unit” means the number of units granted pursuant to an Award Agreement;
“Value Appreciation Pool” means a pool of 10,000,000 Units which collectively are entitled to 10% of the Goodwill Growth Value;
"Vest" means in relation to an Award a Participant becoming entitled to a cash payment or shares through continuous employment by the Group from the date of the Award to the Vesting Date, subject to the Rules of the Award; and “Vested” and “Vesting” shall be construed accordingly; and
“Vesting Date” means the Normal Vesting Date or the Early Vesting Date, as applicable.
1.2Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.
1.3Where the context admits, a reference to the singular includes a reference to the plural.
1.4References to any UK or U.S. provision or enactment shall be taken to include any corresponding provision or enactment in any other jurisdiction.
1.5Expressions in italics, headings and any footnotes are for guidance only and do not form part of the Plan.
2.ELIGIBILITY
An individual is eligible to be granted an Award only if they are a permanent employee (including a permanent employee who is also a director) of the Group.

3.GRANT OF AWARDS
3.1Terms of grant
Subject to Rule 3.3 (Timing and Date of grant), Rule 3.5 (Approvals and consent) and Rule 4 (Limits), the Board may resolve to grant an Award on:
(a)the terms set out in the Plan;
(b)such additional terms, if any, as the Board may specify
to any person who is eligible to be granted an Award under Rule 2 (Eligibility).
3.2Method of grant
Each Award will be evidenced by an Award Agreement that specifies the number of Units awarded, the Vesting of the Award, and such other provisions as the Board determines; provided, however, that the terms of the Award Agreement will not contain any provisions inconsistent with the terms of the Plan, and in the event of any conflict between a provision of the Plan and a provision of an Award Agreement, the provision of the Plan shall supersede and control. Each Participant shall sign and return the Award Agreement to the Company within 30 days (or such longer period as the Board may allow) of receiving the Award Agreement.
3.3Timing and Date of grant
Subject to Rule 3.5 (Approvals and Consents) an Award may be granted at any time at the discretion of the Board.
3.4Method of satisfying Awards
An Award may be satisfied in cash or shares, or a combination of cash and shares, as determined by the Board in its absolute discretion and may vary by Participant and by Award. The making of a cash payment or issue of shares must be lawful in the relevant jurisdictions for that Award and in compliance with any relevant regulation or enactment.
3.5Approvals and consents
The grant of any Award may be subject to obtaining any approval or consent required under any applicable law or regulation.
3.6Non-transferability
An Award granted to any person shall not be transferred, assigned, charged or otherwise disposed of (except on their death to their personal representatives) and shall lapse immediately on any attempt to do so.
4.LIMITS
4.1Award Limit
Subject to Rule 10.3 (Increase to the Value Appreciation Pool), no Award may be granted if it would cause the aggregate number of Units awarded to exceed 10,000,000.
4.2Lapsed Awards
If any Units subject to an Award are forfeited, cancelled or terminated, or expire or lapse for any reason without payment, any such Units thereunder will again be available for an Award under the Plan. For the avoidance of doubt where an Award has lapsed the Units comprising the

Award shall cease to be taken into account for the purpose of the limits in Rule 4.1 (Award Limit), unless and until such Units are re-awarded.
5.VESTING OF AWARDS
5.1Timing of Vesting: Normal Vesting Dates
Subject to Rule 8 (Good Leavers) and Rule 7 (Lapse of Awards), provided that the Participant is employed by the Group and has neither given nor received notice to terminate their employment with the Group, either for Cause or not for Cause:
(a)following the Trigger Event Date each Award shall Vest as follows:
(i)50% on the one year anniversary of the Trigger Event Date, and
(ii)50% on the second anniversary of the Trigger Event Date
(b)on the Deemed Trigger Event Date each Award shall Vest as follows:
(i)50% on the Deemed Trigger Event Date, and
(ii)50% on the one year anniversary of the Deemed Trigger Event Date.
6.CONSEQUENCES OF TRIGGER EVENT OR DEEMED TRIGGER EVENT
6.1Amount of Award
Subject to Rule 8.3 (Pro rata reduction in payment) within 90 days of the first to occur of an Early Vesting Date, the Trigger Event Date or the Deemed Trigger Event Date, the Board shall determine the amount of the Award as;
Goodwill Growth Value x 10% x (number of Units / 10,000,000).
However, if on the Trigger Event Date the price-to-book ratio of the Company is less than 1.15 the Underpin shall apply and the Board shall determine the amount of the Award using the Underpin to provide the Goodwill Growth Value.
The Underpin shall not apply to Awards that Vest on an Early Vesting Date or on the Deemed Trigger Event Date.
6.2Payment
Subject to Rule 5 (Vesting of Awards) and Rule 8 (Good Leavers):
(a)The Company will make a cash payment or issue shares, or a combination of cash and shares (as determined by the Board), to the Participant within 30 days of:
(i)each Normal Vesting Date following a Trigger Event; or
(ii)the date the amount of the Award is determined under Rule 6.1 (Amount of Award) following an Early Vesting Date or the Deemed Vesting Date, in each case based on the amount of the Award determined under Rule 6.1 (Amount of Award), subject to Rule 6.5 (Payment of Tax Liability).
(b)Where an Award is satisfied in shares, the Company shall issue shares equal to the value of the Award determined under Rule 6.1 (Amount of Award), based on the prevailing Fair Market Value as at the applicable Vesting Date per share.

6.3Conversion
Where an Award is satisfied in cash, any payment shall be converted into the local currency of the employee at the rate of exchange prevailing at the close of business on the Vesting Date as reported on the website openexchangerates.org or equivalent.
6.4Termination of Employment by the Company
Subject to Rule 8.4 (Redundancy), if a Participant leaves the employment of the Group as a result of termination by their employer of their contract of employment or their contract for the provisions of services, for Cause or not for Cause, no payment shall be made in respect of any Award regardless of whether such Award has Vested.
6.5Payment of Tax Liability
The Participant authorises the Company to deduct from the cash payment any Tax Liability due in respect of the cash payment.
Where an Award is satisfied by shares the Participant authorises the Company to withhold from the number of shares otherwise issuable a number of shares with a Fair Market Value equal to the Tax Liability (but no more than the maximum required statutory withholding liability).
6.6Section 409A and Section 457 of the Code
On the basis that the Plan does not confer any right (contingent or otherwise) on a Participant to receive a payment until a Vesting Date (except in the event of death, Disability or Retirement so long as Goodwill Growth Value occurs), any benefit provided under the Plan should not be subject to the provisions of Section 409A. The intent of the Company is that payments under the Plan comply with Section 409A and 457A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan no payment or distribution under the Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant's termination of employment with the Company will be made to such Participant until such Participant's termination of employment constitutes a "separation from service" (as defined in Section 409A of the Code). Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's “separation from service” (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid to the Participant pursuant to the Plan that constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments described in the Plan will be exempt from or comply with Section 409A or 457A of the Code and makes no undertaking to preclude Section 409A or 457A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A and 457A of the Code.

7.LAPSE OF AWARDS
7.1An Award shall lapse:
(a)in accordance with the Rules; or
(b)to the extent it does not Vest under these Rules or becomes incapable of Vesting, if earlier; or
(c)subject to Rule 8 (Good Leavers) on the date that a Participant receives notice of termination of employment for Cause or not for Cause, or on the date of cessation of employment for Cause or not for Cause, whichever is earlier, or where a Participant is subject to redundancy prior to the Trigger Event Date; or
(d)on the date that a Participant gives notice of termination of employment, or on the date of cessation of employment, whichever is earlier, other than where notice is given by a Participant as a Good Leaver.
7.2No payment shall be made in respect of any Award that has lapsed, or in respect of any Award that has Vested but is not yet paid, or where the Participant leaves the company in the circumstances set out in Rule 7.1(c) and 7.1(d) above.
8.GOOD LEAVERS
8.1    Good leavers before a Trigger Event Date
If a Participant ceases to be an employee of the Group before the Trigger Event Date by reason of:
(a)death,
(b)Disability; or
(c)Retirement;
then such Participants shall be considered Good Leavers and, subject to Rule 8.3 (Pro Rata Reduction in Payment), and provided the Participant is not in breach of the terms of their Non-Compete Agreement, if any, all of the Participant’s Award, or any unvested part of their Award, shall Vest on the Early Vesting Date with the amount of the Award calculated by applying the formula in Rule 6.1 (Amount of Award) on the Early Vesting Date, with payment made in accordance with Rule 6.2 (Payment), subject to Rule 6.3 (Payment of Tax Liability).
8.1Good Leavers after a Trigger Event Date
If a Good Leaver ceases to be an employee of the Group after the first Normal Vesting Date, then provided the Participant is not in breach of the terms of their Non-Compete Agreement, if any, any unvested part of the Participant’s Award shall Vest on the Early Vesting Date with the amount of the Award calculated Date by applying the formula in Rule 6.1 (Amount of Award) on the Trigger Event Date, with payment made in accordance with Rule 6.2 (Payment), subject to Rule 6.3 (Payment of Tax Liability).
8.2Pro rata reduction in payment
Where a Good Leaver ceases to be an employee of the Group before a Trigger Event Date the Board shall determine the payment of the Award by applying a pro rata reduction to the number of Units comprising the Award based on the period of time from and including the Pro Rata Reference Date and ending on the Early Vesting Date, relative to the period between the Pro Rata Reference Date and the Deemed Trigger Event Date, unless the Board, acting fairly and reasonably, decides that the reduction to the value of the Award under this Rule 8.2 is inappropriate in any particular case, when it shall increase the value of the Award to such higher amount as it decides is appropriate up to a maximum of 100% of the Units subject to the Award.
8.4Redundancy
If a Participant ceases to be an employee of the Group by reason of Redundancy after a Trigger Event Date, then all of such Participant’s Award shall vest according to the timetable set out in Rule 5.1 (Timing of Vesting: Normal Vesting Date), with the amount of the Award calculated by applying the formula in Rule 6.1 (Amount of Award) on the Trigger Event Date with payment made in accordance with Rule 6.2 (Payment), subject to Rule 6.3 (Payment of Tax Liability).,
8.5Meaning of ceasing employment
Solely for the purpose of this agreement, a Participant shall be treated for the purposes of this Rule 8 (Good Leavers) as ceasing to be an employee of the Group when: (i) the Participant issues a notice of termination to the Company not as a Good Leaver, or (ii) where the Company issues a notice of termination, either for Cause or not for Cause.
9.ADJUSTMENT OF AWARDS
9.1General rule
In the event of any variation of the structure of the Group, which leads to a material effect on the Plan to the disadvantage of the Participants, the Board may, acting reasonably, make such adjustments as it considers appropriate to the number of Units subject to the Award.
9.2Effect of adjustment
Any adjustment to the number of Units under Rule 9.1 (General Rule) shall not be treated as triggering an increase to the percentage of the Goodwill Growth Value shared by the Value Appreciation Pool (as set out in Rule 10.3 (Increase to the Valuation Appreciation Pool)) unless the Board determines otherwise.
10.ALTERATIONS
10.1.General rule on alterations
Except as described in Rule 10.2 (Alterations to disadvantage of Participants) the Board may at any time alter the Plan or the terms of any Award.
10.2.Alterations to disadvantage of Participants
No alteration to the Plan which results in a material adverse effect on the rights of the Participants shall be made under this Rule 10 unless:
(a)the Board shall have invited every relevant Participant to indicate whether or not they approve the alteration; and
(b)the alteration is approved by a majority of those Participants who have given such an indication, provided that, if the alteration has a disproportionately material adverse effect on the rights of any group of Participants, the affirmative consent to the alteration by all Participants disproportionately affected is required.

10.3.Increase to the Value Appreciation Pool
The Board may increase the number of Units that comprise the Value Appreciation Pool provided that in such circumstances the percentage of the Goodwill Growth Value shared by the Value Appreciation Pool shall be increased by the same proportion.
By way of example:
If the number of Units increases to 11,000,000 (a 10% increase) the percentage of the Goodwill Growth Value shared by the Value Appreciation Pool shall increase to 11%.
11.MISCELLANEOUS
11.1Employment
The rights and obligations of any individual under the terms of their office or employment with the Group shall not be affected by their participation in the Plan or any right which they may have to participate in it. Save for those Participants identified in Rule 8.1 (Good Leavers before a Trigger Event Date), Rule 8.2 (Good Leavers after a Trigger Event Date) and Rule 8.4 (Redundancy), an individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of their office or employment for any reason whatsoever insofar as those rights arise or may arise from them ceasing to have rights under an Award as a result of such termination. Participation in the Plan shall not confer a right to continued employment upon any individual who participates in it. The grant of any Award does not imply that any further Award will be granted nor that a Participant has any right to receive any further Award.
11.2Disputes
In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or relating to the Plan, the decision of the Board shall be final and binding upon all persons.
11.3Exercise of powers and discretions
The exercise of any power or discretion by the Board shall not be open to question by any person and a Participant or former Participant shall have no rights in relation to the exercise of or omission to exercise any such power or discretion.
11.4Notices
Any notice or other communication under or in connection with the Plan may be given:
(a)by personal delivery or by internal or ordinary post, in the case of the Company at its registered office, and in the case of an individual to their last known address;
(b)in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or
(c)by such other method as the Board determines.
Where a notice or document is sent by ordinary or internal post, it shall be treated as being received 72 hours after it was put into the post properly addressed and, where relevant, stamped. In all other cases, the notice or document shall be treated as received when it is given. A notice or document sent to the Company shall only be effective once it is received by the Company, unless otherwise agreed by the Company. All notices and documents given or sent to the Company shall be given or sent at the risk of the sender.

11.5Third parties
No third party has any rights under the Contracts (Rights of Third Parties) Act 2016 to enforce any term of the Plan.
11.6Benefits not pensionable
Benefits provided under the Plan shall not be pensionable.
11.7Data Protection
Personal data relating to Participants in the Plan may be collected, processed and transferred for any purpose relating to the operation of the Plan in compliance with any applicable laws and any data privacy notice and/or policies of the Group in force from time to time.
11.8Governing law
The Plan and all Awards shall be governed by and construed in accordance with the laws of Bermuda without reference to the principles of conflict of law thereof and the Company and any Participant accepting an Award hereunder irrevocably agree that any dispute or claim which may arise out of or in connection with the Plan, or Award Agreement, shall be referred to and determined by arbitration in Bermuda by sole arbitrator appointed by agreement between the parties and in default of agreement, then the arbitrator is to be appointed by the Appointments’ Committee of the Chartered Institute of Arbitrators Bermuda Branch. The courts of Bermuda shall have exclusive jurisdiction to hear and determine any application for relief in aid of an arbitration commenced pursuant to this Rule 11(including any application for interim or conservatory measures prior to the appointment of an arbitrator) except that the Company and any Participant may bring proceedings before any court or other judicial authority for the purposes of enforcing any award rendered by the arbitrator hereunder.